May 17, 2006

Edward J. Swotek, Senior Vice President

Immediately

TierOne Corporation Announces 16.7 Percent Dividend Increase; Re-elects Two Directors at Annual Meeting

LINCOLN, NE – May 17, 2006 — TierOne Corporation (NASDAQ: TONE) (“Company”), the holding company for TierOne Bank (“Bank”), announced at its annual meeting of shareholders today a 16.7 percent increase in its quarterly cash dividend and the re-election of two existing Board members.

Approval of the dividend increase by the Board of Directors was one of several topics highlighted by Company officials at its fourth annual meeting held at the Embassy Suites Hotel in downtown Lincoln, Nebraska.

Effective for shareholders of record at the close of business on June 15, 2006, shareholders will receive a quarterly cash dividend of $0.07 per share, an increase of 16.7 percent, payable on June 30, 2006. The Company’s current quarterly cash dividend of $0.06 was increased from $0.05 per share at the 2005 annual meeting.

“Our Board’s commitment to enhancing shareholder value is reflected in our latest dividend increase,” said Gilbert G. Lundstrom, chairman of the board and chief executive officer. “The Company continues to post record performance levels and this dividend increase is an excellent means of sharing that success with our valued investment partners.”

Lundstrom said several strategic growth initiatives, following key acquisitions in 2004, have contributed to the Company’s 2005 performance. Record levels in total loans, loan originations and deposits, combined with solid growth in construction, commercial real estate and business loans, strengthened margins and increased net interest income all contributed to greater profitability and higher earnings per share according to Lundstrom.

In the last six weeks, Lundstrom said the opening of the Company’s new banking/corporate lending center in northwest Omaha, Nebraska and a new banking office in Hastings, Nebraska enhanced the Bank’s effort to improve market penetration. He said this effort is expected to be advanced following the Bank’s completion of its purchase of Marine Bank’s Omaha office in early June.

Shareholders also re-elected Lundstrom and Joyce Person Pocras, an independent investor and current Board member, to additional three-year terms on the Company’s Board.

A copy of the 2006 annual meeting of shareholders presentation can be viewed on the Company’s website at www.tieronebank.com under “Investor Relations – Presentations”.

TierOne Corporation is the parent company of TierOne Bank, a $3.3 billion federally chartered savings bank and the largest publicly-traded financial institution headquartered in Nebraska. Established in 1907, TierOne Bank offers customers a wide variety of full-service consumer, commercial and agricultural banking products and services through a network of 69 banking offices located in Nebraska, Iowa and Kansas and nine loan production offices located in Arizona, Colorado, Florida, Minnesota, Nevada and North Carolina.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. Factors which could result in material variations include, but are not limited to, changes in interest rates or other competitive factors which could affect net interest margins, net interest income and noninterest income; changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality and general economic conditions; unanticipated issues associated with the execution of the Company’s strategic plan; unanticipated issues associated with the Chapter 11 bankruptcy of a large Omaha, Nebraska residential construction builder; unanticipated issues associated with the purchase of a Marine Bank branch office in Omaha, Nebraska; as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time. These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

CONTACT:	Edward J. Swotek, Senior Vice President Investor Relations Department (402)473-6250 investorrelations@tieronecorp.com

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